As filed with the Securities and Exchange Commission on July 29, 2005

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CHURCH & DWIGHT CO., INC.

(Exact name of registrant as specified in its charter)

Delaware	13-4996950
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

469 North Harrison Street, Princeton, NJ	08543-5297
(Address of Principal Executive Offices)	(Zip Code)

CHURCH & DWIGHT CO., INC. EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

Susan E. Goldy, Esq.

Vice President, General Counsel and Secretary

Church & Dwight Co., Inc.

469 North Harrison Street

Princeton, NJ 08543-5297

(609) 683-5900

(Name, address and telephone number, including area code, of agent for service)

with a copy to:

Andrew E. Graw, Esq.

Lowenstein Sandler PC

65 Livingston Avenue

Roseland, New Jersey 07068

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $1.00 per share (2)	750,000 shares(3)	$38.10	$28,575,000	$3363.28

(1)	Pursuant to Rule 457(c) and (h), the proposed maximum offering price per share is estimated for the purpose of computing the amount of the registration fee and is based upon the average of the high and low sales prices of the Common Stock of the Registrant reported on the New York Stock Exchange on July 28, 2005.
(2)	Associated with each share of Common Stock is the right to purchase one one-hundredth of a share of the Registrant’s preferred stock pursuant to a rights agreement. Preferred stock purchase rights do not carry a separate price and no additional filing fee is required.
(3)	Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also covers such additional shares as may hereinafter be offered to prevent dilution resulting from stock splits, stock dividends, recapitalizations or similar capital adjustments.

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, filed by Church & Dwight Co., Inc. (the “Company” or the “Registrant”) with the Securities and Exchange Commission, are hereby incorporated by reference:

(a) Annual Report on Form 10-K for the fiscal year ended December 31, 2004, as amended;

(b) Quarterly Report on Form 10-Q for the fiscal quarter ended April 1, 2005;

(c) Current Reports on Form 8-K filed on February 11, 2005 and May 10, 2005 (the Company filed one Form 8-K and furnished another Form 8-K on May 10, 2005; only the filing, which contains disclosure responsive Item 1.01 of Form 8-K, is incorporated by reference herein);

(d) The description of the Company’s Common Stock set forth in a Current Report on Form 8-K, filed with the SEC on September 19, 2003; and

(e) The description of the Company’s Preferred Stock Purchase Rights set forth in its Registration Statement on Form 8-A, filed with the SEC on August 31, 1999.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment to the registration statement that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this registration statement except as so modified or superseded.

Experts

The financial statements, the related financial statement schedule, and management’s report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

Not Applicable.

Item 6. Indemnification of Directors and Officers.

The Registrant is organized under the laws of the State of Delaware. The General Corporation Law of the State of Delaware, as amended (the “GCL”), provides that a Delaware corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation in such capacity in another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. In the case of an action or suit brought by or in the right of the corporation, indemnification of any director, officer, employee and other agent against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit is permitted if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation; however, no indemnification is permitted in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Delaware Court of Chancery, or the court in which such action or suit was brought, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Article Seventh of the Registrant’s Restated Certificate of Incorporation provides for the indemnification of directors, officers, employees and agents of the Registrant to the maximum extent permitted by the Delaware General Corporation Law.

Under the GCL, a Delaware corporation has the power to purchase and maintain insurance on behalf of any director, officer, employee or other agent of the Registrant or, if serving in such capacity at the request of the Registrant, of another enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation has the power to indemnify such person against such liability under the GCL. Article Seventh of the Registrant’s Restated Certificate of Incorporation authorizes the purchase of such insurance, and the Registrant has purchased directors and officers liability insurance. A Delaware corporation also may, with certain limitations, set forth in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (1) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law (3) under Section 174 of the GCL (relating to unlawful payment of dividends, stock purchases or redemptions), or (4) for any transaction from which the director derived an improper personal benefit. Article Seventh of the Registrant’s Restated Certificate of Incorporation includes such a provision.

Item 7. Exemption From Registration Claimed.

Not Applicable.

Item 8. Exhibits.

4.1 Registrant’s Restated Certificate of Incorporation, as amended, is incorporated by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 1, 2005.

4.2 Registrant’s By-laws are incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated September 19, 2003.

5.1 Opinion of Lowenstein Sandler PC.

23.1 Consent of Deloitte & Touche LLP.

23.2 Consent of Lowenstein Sandler PC (included in Exhibit 5.1).

24.1 Power of Attorney (included on signature page).

Item 9. Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that Paragraphs 1(i) and 1(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Princeton, State of New Jersey on the 29th day of July, 2005.

CHURCH & DWIGHT CO., INC.

By:	/s/ James R. Craigie
James R. Craigie
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of James R. Craigie, Zvi Eiref, and Susan E. Goldy, the undersigned’s true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for and in the undersigned’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date
/s/ James R. Craigie James R. Craigie	President, Chief Executive Officer and Director (Principal Executive Officer)	July 29, 2005

/s/ Zvi Eiref Zvi Eiref	Vice President Finance and Chief Financial Officer (Principal Financial Officer)	July 29, 2005

/s/ Gary P. Halker Gary P. Halker	Vice President Finance and Chief Accounting Officer (Principal Accounting Officer)	July 29, 2005

/s/ T. Rosie Albright T. Rosie Albright	Director	July 29, 2005

/s/ Robert H. Beeby Robert H. Beeby	Director	July 29, 2005

/s/ Robert A. Davies, III Robert A. Davies, III	Chairman	July 29, 2005

/s/ Rosina B. Dixon Rosina B. Dixon	Director	July 29, 2005

/s/ J. Richard Leaman, Jr. J. Richard Leaman, Jr.	Director	July 29, 2005

/s/ Robert D. LeBlanc Robert D. LeBlanc	Director	July 29, 2005

/s/ John D. Leggett, III John D. Leggett, III	Director	July 29, 2005

/s/ John F. Maypole John F. Maypole	Director	July 29, 2005

/s/ Robert A. McCabe Robert A. McCabe	Director	July 29, 2005

/s/ Dwight C. Minton Dwight C. Minton	Director	July 29, 2005

/s/ Lionel L. Nowell, III Lionel L. Nowell, III	Director	July 29, 2005

/s/ Burton B. Staniar Burton B. Staniar	Director	July 29, 2005

/s/ John O. Whitney John O. Whitney	Director	July 29, 2005

EXHIBIT INDEX

Exhibit No.	Description
4.1	Registrant’s Restated Certificate of Incorporation, as amended, is incorporated by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 1, 2005.

4.2	Registrant’s By-laws are incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated September 19, 2003.

5.1	Opinion of Lowenstein Sandler PC.

23.1	Consent of Deloitte Touche LLP.

23.2	Consent of Lowenstein Sandler PC (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).